EXHIBIT 23

                                   CONSENT OF
                               FARBER & HASS, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Remedent USA, Inc.

We hereby consent to the inclusion in this Annual Report on Form 10-KSB, of our report dated May, 28, 2004 relating to the financial statements of Remedent USA, Inc. as of March 31, 2004 and March 31, 2003.

Farber & Hass LLP


/s/ Farber & Hass, LLP
----------------------
Dated: July 13, 2004



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